                                                                   EXHIBIT 23.2


                       [RYDER SCOTT COMPANY LETTERHEAD]




                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation of Ryder Scott Company, Petroleum Engineers by reference in this Registration Statement on Form SB-2 of Cotton Valley Resources, Inc. dated March 16, 1998, relating to the estimated quantities of proved reserves of oil and gas attributable to certain interests of Cotton Valley Resources, Inc.





                                        /s/ RYDER SCOTT COMPANY
                                        /s/ PETROLEUM ENGINEERS

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS


Calgary, Alberta
March 16, 1998